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                                                                    EXHIBIT 20.2

                        NUTRITIONAL SOURCING CORPORATION
                          INSTRUCTIONS TO RECORD HOLDER

        The undersigned acknowledges that it has received the Company's letter and the enclosed materials referred to therein relating to the Invitation by Nutritional Sourcing Corporation (the Company") with respect to its 10.125% Senior Secured Notes due 2009 (the "Notes")

        Please tender the principal amount of Notes at the prices indicated below held by you for the account or benefit of the undersigned with respect to the principal amount of Notes indicated below, pursuant to the terms of and conditions set forth in the Invitation dated January 28, 2005.

10.125% SENIOR SECURED NOTES DUE 2009 WHICH ARE TO BE TENDERED UNLESS  OTHERWISE
INDICATED:

                                                    OFFER PRICE PER $1,000
                                                        PRINCIPAL AMOUNT
                                                   (CANNOT BE LESS THAN $715
SERIES    CERTIFICATE NUMBER   PRINCIPAL AMOUNT*    OR GREATER THAN $745)**
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*   Unless otherwise specified, it will be assumed that the entire aggregate principal amount represented by the Notes described above is being tendered.

** Each offer price must be in $5.00 increments between $715 and $745. Offer price need not be specified. In the event that no offer price is specified, then the undersigned will be deemed to have offered the Notes at $715 per $1,000 principal amount thereof.

                                PLEASE SIGN HERE

                                   (Signature)

                             Name(s) (Please Print)

                                     Address

                                    Zip Code

                           Area Code and Telephone No.

                    Tax Identification or Social Security No.

                           Name of Nominee Institution

                                 Account Number

                                      Date